UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 1, 2010
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2010, the Board of Directors (the “Board”) of The Hershey Company (the “Company”) elected John P. Bilbrey Executive Vice President, Chief Operating Officer, effective November 2, 2010. Mr. Bilbrey, age 54, joined the Company in November 2003 as Senior Vice President, President Hershey International.  He was promoted to the position of Senior Vice President, President International Commercial Group in November 2005, and to Senior Vice President, President Hershey North America in December 2007, the position he held at the time of his promotion on November 2, 2010.

In recognition of his promotion, Mr. Bilbrey’s annual base salary was increased to $750,000.00, and his target annual bonus under the One Hershey Incentive Program of the Company’s Equity and Incentive Compensation Plan (“EICP”) was increased to 100% of his annual base salary, effective November 2, 2010.  Effective January 1, 2011, his incentive award target under the Long-Term Incentive Program of the EICP will increase to 225% of his annual base salary.  His stock ownership requirement increased to four-times his annual base salary effective November 2, 2010.  For more information about compensation paid to the Company’s executive officers, please refer to the Compensation Discussion and Analysis and accompanying tables contained in the Company’s proxy statement for the 2010 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 22, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  November 5, 2010

THE HERSHEY COMPANY

By: /s/ Burton H. Snyder
Burton H. Snyder Senior Vice President, General Counsel & Secretary